EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-48213, 333-67141, 333-51710, 333-126028, 333-156191, 333-176400, and 333-205354) of Scott’s Liquid Gold-Inc. and Subsidiaries of our report dated September 8, 2020 relating to the financial statements of CRB Holding Company and Subsidiaries, which appears in this Current Report on Form 8-K/A.

/s/ Plante & Moran, PLLC

Denver, Colorado

September 8, 2020